EXHIBIT 24.1
POWER OF ATTORNEY
The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the "Company") hereby appoint Keene S. Turner or James Lally as their Attorney-in-Fact for the purpose of signing the Company's Securities Exchange Commission Form 10-K (and any amendments thereto) for the year ended December 31, 2020.

Signature	Title	Date

/s/ John S. Eulich	Chairman of the Board of Directors	February 19, 2021
John S. Eulich

/s/ Michael A. DeCola	Director	February 19, 2021
Michael A. DeCola

/s/ James F. Deutsch	Director	February 19, 2021
James F. Deutsch

/s/ Robert E. Guest, Jr.	Director	February 19, 2021
Robert E. Guest, Jr.

/s/ James M. Havel	Director	February 19, 2021
James M. Havel

/s/ Judith S. Heeter	Director	February 19, 2021
Judith S. Heeter

/s/ Michael R. Holmes	Director	February 19, 2021
Michael R. Holmes

/s/ Nevada A. Kent, IV	Director	February 19, 2021
Nevada A. Kent, IV

/s/ Richard M. Sanborn	Director	February 19, 2021
Richard M. Sanborn

/s/ Anthony R. Scavuzzo	Director	February 19, 2021
Anthony R. Scavuzzo

/s/ Eloise E. Schmitz	Director	February 19, 2021
Eloise E. Schmitz

/s/ Sandra A. Van Trease	Director	February 19, 2021
Sandra A. Van Trease